Exhibit (c)(2)

Special Committee Project Falcon August 5, 2019 Materials CONFIDENTIAL PRELIMINARY DRAFT

SECTION 1 Executive Summary 2 CONFIDENTIAL PRELIMINARY DRAFT

Offer Summary Offer Comparison vs. Current $MM, except where noted Current Price $9.46 Wookiee Offer $13.75 Premium / (Discount) to: Metric Spot: (08/02/2019) 30-Day Trading Avg. Avg. Since 6/4/2019 90-Day Trading Avg. 52-Week High IPO Price $9.46 $10.31 $10.44 $15.82 $28.85 $15.00 0.0% (8.2%) (9.4%) (40.2%) (67.2%) (36.9%) 45.3% 33.4% 31.7% (13.1%) (52.3%) (8.3%) Equity Value Aggregate Value $2,756.8 $1,903.3 $4,163.3 $3,309.8 AV / Revenue FY20/CY19 FY21/CY20 $760.0 $895.7 2.5x 2.1x 4.4x 3.7x FY20/CY19 FY21/CY20 $753.0 $843.4 2.5x 2.3x 4.4x 3.9x FY20/CY19 FY21/CY20 $773.2 $908.5 2.5x 2.1x 4.3x 3.6x FY20/CY19 FY21/CY20 $773.2 $955.4 2.5x 2.0x 4.3x 3.5x Notes: 1. Market data as of 8/2/2019; average share prices based on trading days; high and low represent closing prices 2. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics 3. Yoda capitalization from 10-Q filed 6/6/2019 4. Aggregate Value (“AV”) defined as equity value, plus debt and minority interest, less cash and equivalents (aggregate value is synonymous with Total Enterprise Value) EXECUTIVE SUMMARY 3 CONFIDENTIAL High Mgmt Mgmt Base Mgmt Low Street PRELIMINARY DRAFT

Yoda Historical Share Price Performance Since IPO Stock Price Trading Statistics As of 08/02/2019 Average Share Price ($) Median $30 Last 30 Days Since 6/4/2019 Last 90 Days $10.31 $10.44 $15.82 $10.38 $10.49 $18.68 Last 1 Year $18.54 $19.13 $25 $20 $15 13.75 $10 Yoda $9.46 (40%) $5 $0 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Jan-19 Feb-19Mar-19 Apr-19 May-19 Jun-19 Jul-19 Notes: 1. Market data as of 8/2/2019 EXECUTIVE SUMMARY 4 CONFIDENTIAL Wookiee Offer: $ 6/4/2019 Q1 FY20: Reported weak billings performance, lower than expected RPO growth, and low customer adds; management cited deal slippage, lengthening sales cycle, and execution as primary reasons for disappointing quarter. 6/12/2018 Q1 FY19: Significant billings and subscription revenue beat highlight first public quarter; revenue of $155.7MM beat analyst estimates by $15.3MM, EPS of -$0.10 beat by $0.03 9/12/2018 Q2 FY19: Reported billings shortfall, demonstrating quarter-to-quarter volatility; revenue of $164.4MM beat analyst estimates by $6.2MM, EPS of -$0.06 beat by $0.03 PRELIMINARY DRAFT

Yoda Indexed Stock Price Share Price Indexed to Yoda IPO Date (4/20/2018) (%) 190% 170% 150% 130% Nasdaq +12% 110% 90% Infrastructure Software Comparables (9%) 70% Yoda (40%) 50% 30% Apr-18 May-18 Jun-18Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 Yoda Nasdaq Infrastucture Software Comparables Notes: 1. Market data as of 8/2/2019 EXECUTIVE SUMMARY 5 CONFIDENTIAL PRELIMINARY DRAFT

Yoda Revenue Multiple Over AV / NTM Revenue since 4/20/2018 IPO Time AV / Revenue Multiple Statistics 14.0x 13.0x 12.0x 11.0x 10.0x 9.0x Over 8.0x Rev: 7.0x 6.0x 5.0x 0x 4.0x 3.0x Yoda: 2.4x 2.0x Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Oct-18 Nov-18 Dec-18 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 Notes: 1. Market data as of 8/2/2019 (Source: Thomson Estimates) 2. Range defined as 6/6/2018 to 9/14/2018 EXECUTIVE SUMMARY 6 CONFIDENTIAL Overheated Growth Expectations Avg. AV / Rev: 10.2x(2) As of 08/02/2019 Average Median Last 30 Days 2.8x 2.8x Since 6/4/2019 2.9x 2.9x Last 90 Days 2.4x 6.2x 52-Week 6.5x 6.6x Concerns Growth a Executio Avg. AV / 3.1x Offer: nd n 4. 6/4/2019 Q1 FY20: Reported weak billings performance, lower than expected RPO growth, and low customer adds; management cited deal slippage, lengthening sales cycle, and execution as primary reasons for disappointing quarter. PRELIMINARY DRAFT

SECTION 2 Case Comparison 7 CONFIDENTIAL PRELIMINARY DRAFT

Current Consensus vs. Pre-Q1 Consensus Comparison $MM unless otherwise noted Delta (%) CY19/FY20 CY20/FY21 CY21/FY22 CY19/FY20 CY20/FY21 CY21/FY22 CY19/FY20 CY20/FY21 CY21/FY22 (5.2%) (9.8%) (11.2%) % Growth 22.1% 22.8% 21.1% 15.7% 16.9% 19.2% (28.9%) (25.9%) (9.0%) (3.3%) (8.4%) (10.6%) % Margin 69.0% 72.4% 76.1% 70.4% 73.5% 76.6% 2.0% 1.6% 0.7% N.M. (26.7%) (22.4%) % Margin (2.6%) 4.3% 10.0% (4.0%) 3.5% 8.8% N.M. (18.7%) (12.6%) N.M. (67.4%) (25.6%) % Margin (4.7%) 2.6% 7.4% (5.9%) 1.0% 6.2% N.M. (63.9%) (16.3%) N.M. (58.3%) (20.6%) % Margin (4.7%) 2.7% 8.5% (5.4%) 1.3% 7.6% N.M. (53.8%) (10.6%) Notes: 1. Consensus estimates as of 4/10/2019 and 8/2/2019 CASE COMPARISON 8 CONFIDENTIAL Net Income ($38) $27 $101 ($41) $11 $81 EBIT ($37) $26 $89 ($45) $8 $66 EBITDA ($21) $42 $119 ($30) $31 $93 Gross Profit $554 $713 $908 $535 $653 $811 Revenue $803 $986 $1,193 $761 $889 $1,060 Current As of 4/10/2019 PRELIMINARY DRAFT

Overview of Current Management Cases ACV Sensitivity Assumptions $MM $254 $220 $192 $185 $175 $177 $167 $167 $161 $167 $149 $137 $125 FY18 FY19 FY20 FY21 FY22 Actuals Low Base High Notes: 1. Yoda management estimates as of 7/25/2019; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics CASE COMPARISON 9 CONFIDENTIAL Sensitivities to Outlook •Following Q1 FY2020 performance, Yoda sensitized the 3-year outlook based on revised forecast for Q2 FY2020 and FY2020E PRELIMINARY DRAFT

Street vs. Management Case Comparison Revenue EBIT 1,200 120 100 80 60 40 20 0 (20) (40) (60) 103 1,171 1,100 1,063 77 955 1,000 56 1,019 909 936 18 900 35 896 843 773 800 773 753 16 -4 -11 658 -39 700 760 -39 -45 600 -57 FY20/CY19 FY19/CY18 FY20/CY19 FY21/CY20 FY22/CY21 FY21/CY20 FY22/CY21 Street Mgt. Base Mgt. Low Mgt. High Street Mgt. Base Mgt. Low Mgt. High Revenue Growth (%) EBIT Margin (%) 30% 10% 8% 6% 4% 2% 0% -2% -4% -6% -8% 29.1% 8.8% 7.6% 23.6% 25% 5.3% 3.7% 22.5% 1.9% 20% 17.9% 17.6% 1.7% (0.5%) 17.6% 15.6% 17.0% 17.5% (1.3%) 15% (5.1%) 14.5% (5.1%) (6.0%) 13.7% 12.0% 11.0% (7.6%) FY20/CY19 10% FY19/CY18 FY20/CY19 FY21/CY20 FY22/CY21 FY21/CY20 FY22/CY21 Street Mgt. Base Mgt. Low Mgt. High Street Mgt. Base Mgt. Low Mgt. High Notes: 1. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics CASE COMPARISON 10 CONFIDENTIAL PRELIMINARY DRAFT

Morgan Stanley

PRELIMINARY DRAFT

Current Management vs. LRP Comparison

$MM unless otherwise noted

Low Case	As of 4/10/2019			Current			Delta (%)		
	CY19/FY20	CY20/FY21	CY21/FY22	CY19/FY20	CY20/FY21	CY21/FY22	CY19/FY20	CY20/FY21	CY21/FY22
Revenue	**$833**	**$1,058**	**$1,318**	**$753**	**$843**	**$936**	(10%)	(20%)	(29%)
% Growth	*27%*	*27%*	*25%*	*15%*	*12%*	*11%*	*(46%)*	*(56%)*	*(56%)*
Gross Profit	**$586**	**$790**	**$1,015**	**$527**			(10%)		
% Margin	*70%*	*75%*	*78%*	*70%*			*(0%)*		
EBIT	**($22)**	**$79**	**$217**	**($57)**	**($11)**	**$35**	N.M.	(114%)	(84%)
% Margin	*(3%)*	*7%*	*16%*	*(8%)*	*(1%)*	*4%*	*N.M.*	*(119%)*	*(77%)*

Base Case	As of 4/10/2019			Current			Delta (%)		
	CY19/FY20	CY20/FY21	CY21/FY22	CY19/FY20	CY20/FY21	CY21/FY22	CY19/FY20	CY20/FY21	CY21/FY22
Revenue	**$840**	**$1,114**	**$1,478**	**$773**	**$909**	**$1,063**	(8%)	(18%)	(28%)
% Growth	*28%*	*33%*	*33%*	*18%*	*17%*	*17%*	*(37%)*	*(47%)*	*(48%)*
Gross Profit	**$592**	**$830**	**$1,154**	**$545**			(8%)		
% Margin	*71%*	*75%*	*79%*	*70%*			*(1%)*		
EBIT	**($14)**	**$99**	**$273**	**($39)**	**($4)**	**$56**	N.M.	(104%)	(80%)
% Margin	*(2%)*	*9%*	*18%*	*(5%)*	*(0%)*	*5%*	*N.M.*	*(105%)*	*(71%)*

High Case	As of 4/10/2019			Current			Delta (%)		
	CY19/FY20	CY20/FY21	CY21/FY22	CY19/FY20	CY20/FY21	CY21/FY22	CY19/FY20	CY20/FY21	CY21/FY22
Revenue	**$846**	**$1,154**	**$1,590**	**$773**	**$955**	**$1,171**	(9%)	(17%)	(26%)
% Growth	*29%*	*36%*	*38%*	*18%*	*24%*	*23%*	*(39%)*	*(35%)*	*(41%)*
Gross Profit	**$599**	**$869**	**$1,255**	**$560**			(7%)		
% Margin	*71%*	*76%*	*80%*	*72%*			*2%*		
EBIT	**($9)**	**$122**	**$340**	**($39)**	**$18**	**$103**	N.M.	(85%)	(70%)
% Margin	*(1%)*	*11%*	*21%*	*(5%)*	*2%*	*9%*	*N.M.*	*(83%)*	*(58%)*

Notes:
1. Management-provided cases as of 7/25/2019; Gross Margin FY21 and FY22 estimates not provided by management

CONFIDENTIAL

CASE COMPARISON 11

Morgan Stanley

PRELIMINARY DRAFT

Operating Case Comparison – Street vs. Management

Financial Projections – Street vs. Management Cases

$MM, except where noted

	Street Case			Management Low Case			Spread vs. Street		
	FY20/CY19	FY21/CY20	FY22/CY21	FY20/CY19	FY21/CY20	FY22/CY21	FY20/CY19	FY21/CY20	FY22/CY21
Revenue	$760.0	$895.7	$1,018.7	$753.0	$843.4	$936.1	($7.0)	($52.3)	($82.6)
% Growth	15.6%	17.9%	13.7%	14.5%	12.0%	11.0%	(107 bps)	(585 bps)	(274 bps)
Gross Profit	$542.0	$672.9	$789.2	$527.0	$632.5	$730.2	($15.0)	($40.4)	($59.0)
% Margin	71.3%	75.1%	77.5%	70.0%	75.0%	78.0%	(133 bps)	(13 bps)	53 bps
EBIT	($45.3)	$15.5	$77.1	($57.0)	($11.0)	$35.0	($11.7)	($26.5)	($42.1)
% Margin	(6.0%)	1.7%	7.6%	(7.6%)	(1.3%)	3.7%	(161 bps)	(304 bps)	(383 bps)
EBITDA	($29.6)	$28.9	$90.2	($41.5)	$1.6	$47.0	($11.9)	($27.3)	($43.2)
% Margin	(3.9%)	3.2%	8.9%	(5.5%)	0.2%	5.0%	(161 bps)	(304 bps)	(383 bps)

	Management Base Case			Spread vs. Street		
	FY20/CY19	FY21/CY20	FY22/CY21	FY20/CY19	FY21/CY20	FY22/CY21
Revenue	$773.2	$908.5	$1,062.9	$13.2	$12.8	$44.2
% Growth	17.6%	17.5%	17.0%	201 bps	(35 bps)	326 bps
Gross Profit	$545.0	$681.4	$839.7	$3.0	$8.5	$50.5
% Margin	70.5%	75.0%	79.0%	(83 bps)	(13 bps)	153 bps
EBIT	($39.1)	($4.4)	$55.9	$6.2	($19.9)	($21.2)
% Margin	(5.1%)	(0.5%)	5.3%	90 bps	(222 bps)	(231 bps)
EBITDA	($23.1)	$11.6	$75.9	$6.5	($17.3)	($14.3)
% Margin	(3.0%)	1.3%	7.1%	91 bps	(195 bps)	(171 bps)

	Management High Case			Spread vs. Street		
	FY20/CY19	FY21/CY20	FY22/CY21	FY20/CY19	FY21/CY20	FY22/CY21
Revenue	$773.2	$955.4	$1,170.6	$13.2	$59.7	$151.9
% Growth	17.6%	23.6%	22.5%	201 bps	571 bps	879 bps
Gross Profit	$560.0	$726.1	$936.5	$18.0	$53.2	$147.3
% Margin	72.4%	76.0%	80.0%	111 bps	87 bps	253 bps
EBIT	($39.1)	$18.2	$102.7	$6.2	$2.7	$25.6
% Margin	(5.1%)	1.9%	8.8%	90 bps	17 bps	120 bps
EBITDA	($23.1)	$34.2	$124.7	$6.5	$5.3	$34.5
% Margin	(3.0%)	3.6%	10.7%	91 bps	35 bps	180 bps

Notes:
1. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics

CONFIDENTIAL
CASE COMPARISON 12

Operating Case Comparison – Street Subscription vs. Professional Services Revenue vs. Management FY20 / CY19 FY20 / CY19 FY20 / CY19 FY20 / CY19 Prof. Serv. 28% Prof. Serv. 30% Prof. Serv. 30% Prof. Serv. 29% Subs. 71% Subs. 70% Subs. 70% Subs. 72% FY22 / CY21 FY22 / CY21 FY22 / CY21 FY22 / CY21 Prof. Serv. 21% Prof. Serv. 23% Prof. Serv. 25% Prof. Serv. 22% Subs. 75% Subs. 77% Subs. 78% Subs. 79% Notes: 1. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics CASE COMPARISON 13 CONFIDENTIAL Mgmt. High Mgmt. Base Mgmt. Low Street PRELIMINARY DRAFT

Operating Case Comparison 10 Year Projections – CY2019 to CY2028 – Revenue Revenue $MM 3,500 3,311 2,962 3,000 2,620 2,296 2,500 2,315 1,986 2,195 2,000 2,031 1,761 1,694 1,418 1,632 1,607 1,500 1,171 1,428 1,391 955 1,418 84 1,334 1,000 773 1,019 1,272 909 1,198 773 760 658 896 1,116 1,028 936 753 843 500 FY19/CY18 FY20/CY19 FY21/CY20 FY22/CY21 FY23/CY22 FY24/CY23 FY25/CY24 FY26/CY25 FY27/CY26 FY28/CY27 FY29/CY28 Street Mgt. Low Mgt. Base Mgt. High Revenue Growth % 35% 29.1% 30% 23.6% 22.5% 25% 21.1% 19.5% 17.6% 17.6% 15.6% 20% 17.2% 15.6% 17.59% 17.0% 14.1% 16.4% 13.1% 15.5% 15% 11.8% 14.3% 13.7% 12.3% 14.5% 11.0% 10.6% 10% 9.6% 12.0% 11.0% 8.2% 8.1% 9.8% 8.6% 5.5% 4.0% 5% 6.8% 7.4% 5.4% 6.1% 4.9% 3.7% 0% 2.5% FY19/CY18 FY20/CY19 FY21/CY20 FY22/CY21 FY23/CY22 FY24/CY23 FY25/CY24 FY26/CY25 FY27/CY26 FY28/CY27 FY29/CY28 Street Mgt. Low Mgt. Base Mgt. High Notes: 1. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; Yoda management provided extrapolations used beyond FY22/CY21; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics CASE COMPARISON 14 CONFIDENTIAL 12.5% 1,694 1,837 1,505 1,237 1,270 1,3 1,063 1,144 PRELIMINARY DRAFT

Operating Case Comparison 10 Year Projections – CY2019 to CY2028 – EBITDA EBITDA $MM 1,000 891 791 800 661 533 600 592 419 404 446 338 400 305 389 292 312 331 246 203 275 200 222 172 116 125 221 157 200 34 128 90 -23 79 76 29 2 12 47 0 - -30 23 FY20/CY19 FY21/CY20 FY22/CY21 FY23/CY22 FY24/CY23 FY25/CY24 FY26/CY25 FY27/CY26 FY28/CY27 FY29/CY28 -42 (200) Street Mgt. Low Mgt. Base Mgt. High EBITDA Margin % 30% 26.9% 25.36% 26.7% 23.2% 25.2% 25.5% 25% 21.1% 8% 20% 19.1% 18.3% 15% 10.7% 13.6% 11.23% 10% 3.6% 5% 7.7% 3.2% 1.3% 5.0% (3.0%) 0% FY20/CY19 FY21/CY20 FY22/CY21 FY23/CY22 FY24/CY23 FY25/CY24 FY26/CY25 FY27/CY26 FY28/CY27 FY29/CY28 (3.90%) 0.2% -5% (5.5%) -10% Street Mgt. Low Mgt. Base Mgt. High Notes: 1. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; Yoda management provided extrapolations used beyond FY22/CY21; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics CASE COMPARISON 15 CONFIDENTIAL 24.1% 23.0% 22.0% 18.0% 20.6% 23. 14.3% 21.1% 15.6% 15.9% 18.4% 15.8% 8.9% 13.1% 7.1% 10.4% 140 489 560 PRELIMINARY DRAFT

SECTION 3 Valuation Analysis 16 CONFIDENTIAL PRELIMINARY DRAFT

Yoda Valuation Summary $MM, except where noted (1) 1 Public Trading Multiples $14. $11.85 $5.92 $11.97 40 Discounted Equity Value (FY22/CY21 Revenue) 2 45 79 74 Discounted Cash Flow Analysis 3 53 Precedent Transaction Multiples 4 Precedent Transaction Premiums $15.46 Historical Trading Ranges (Low - High) Analyst Price Targets $5 $10 $15 $20 $25 $30 Notes: 1. Public trading multiple and precedent transaction multiple ranges based on Morgan Stanley judgement 2. Discounted equity value analysis discounts CY2021 values by 1.4 year, CY2022 values by 2.4 years, and CY2023 values by 3.4 years using CY2020 multiples at 10.6% Cost of Equity 3. 10-year DCF assumes valuation date of 8/19/2019 and WACC of 10.6%; uses mid-year convention 4. Precedent transaction valuations from Wall Street research and public filings; management NTM revenue assumes street’s seasonality split (47% of FY20/CY19 + 53% of FY21/CY20) 5. Median of 2nd and 3rd quartile independent company premiums; selected tech transactions in all verticals since 2013 6. Market data as of 8/2/2019; Analyst Price Targets per Capital IQ as of 7/3/2019 7. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; Yoda management provided extrapolations used beyond FY22/CY21; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics 8. Yoda capitalization from 10-Q filed 6/6/2019 VALUATION ANALYSIS 17 CONFIDENTIAL Reference Data Current Share Price: $9.46 Wookiee Offer: $13.75 per Class A share FY20/CY19 Street: 2.5x - 3.5x AV / Revenue ($760MM) Mgt. Low: 1.5x - 2.5x AV / Revenue ($753MM) Mgt. Base: 2.5x - 3.5x AV / Revenue ($773MM) Mgt. High: 3.5x - 4.5x AV / Revenue ($773MM) FY21/CY20 Street: 2.0x - 3.0x AV / Revenue ($896MM) Mgt. Low: 1.0x - 2.0x AV / Revenue ($843MM) Mgt. Base: 2.0x - 3.0x AV / Revenue ($909MM) Mgt. High: 3.0x - 4.0x AV / Revenue ($955MM) (2) Street: 2.5x - 3.5x AV / Revenue ($1019MM) Mgt. Low: 1.5x - 2.5x AV / Revenue ($936MM) Mgt. Base: 2.5x - 3.5x AV / Revenue ($1063MM) Mgt. High: 3.5x - 4.5x AV / Revenue ($1171MM) (3) Street: 2.5% - 3.5% PGR, 9.6% - 11.6% WACC Mgt. Low: 2.5% - 3.5% PGR, 9.6% - 11.6% WACC $5 Mgt. Base: 2.5% - 3.5% PGR, 9.6% - 11.6% WACC Mgt. High: 2.5% - 3.5% PGR, 9.6% - 11.6% WACC (1)(4) NTM Revenue Street: 3.5x - 4.5x NTM Revenue ($829MM) Mgt. Low: 2.5x - 3.3x NTM Revenue ($801MM) Mgt. Base: 3.5x - 4.5x NTM Revenue ($845MM) Mgt. High: 4.5x - 6.0x NTM Revenue ($870MM) $6.91 $6.97 $7. .83 $9.45 $11.77 $11.91 27 $15.31 $18. $17.34 $19.58 $9.40 $9.55 $9.12 $8 $9.20 $1 $11.91 .80 0. $9.8 $9. $12. 2 $13.56 $14.03 $15.18 $10. 94 $12.41 $7.68 $9.36 $9.76 $12.64 $12.51 $11 $15.04 $15.26 .60 $12.68 $15.6 0 (5) 30-Day Average Premium: 20% - 50% ($10.31) (6) Last 30 Trading Days (06/21/19 - 08/02/19) Last 90 Trading Days (03/27/19 - 08/02/19) Last 52 Weeks (08/02/18 - 08/02/19) (6) Present Value (Discounted 1 Year at 10.6% Cost of Equity) $9.46 $9.46 $9.46 $12 .37 $11. $21.94 $28.8 5 49 $13.11 $17.18 PRELIMINARY DRAFT

Morgan Stanley

PRELIMINARY DRAFT

Yoda Valuation Matrix

Implied Premiums / Multiples at Various Prices

$MM, except where noted

		Premium to							Street Case		Mgmt. Low Case		Mgmt. Base Case		Mgmt. High Case	
			Average						AV / Revenue		AV / Revenue		AV / Revenue		AV / Revenue	
	Share Price	Current	30-Day	90-Day	52-Week High	52-Week Low	Equity Value	Aggregate Value	FY20/CY19	FY21/CY20	FY20/CY19	FY21/CY20	FY20/CY19	FY21/CY20	FY20/CY19	FY21/CY20
		$9.46	$10.31	$15.82	$28.85	$9.46			$760	$896	$753	$843	$773	$909	$773	$955
	$9.46	0.0%	(8.2%)	(40.2%)	(67.2%)	0.0%	$2,757	$1,903	2.5x	2.1x	2.5x	2.3x	2.5x	2.1x	2.5x	2.0x
	$11.00	16.3%	6.7%	(30.5%)	(61.9%)	16.3%	$3,262	$2,408	3.2x	2.7x	3.2x	2.9x	3.1x	2.7x	3.1x	2.5x
	$12.00	26.8%	16.4%	(24.2%)	(58.4%)	26.8%	$3,590	$2,736	3.6x	3.1x	3.6x	3.2x	3.5x	3.0x	3.5x	2.9x
	$13.00	37.4%	26.1%	(17.8%)	(54.9%)	37.4%	$3,917	$3,064	4.0x	3.4x	4.1x	3.6x	4.0x	3.4x	4.0x	3.2x
Wookiee Offer (8/4/2019)	**$13.75**	**45.3%**	**33.4%**	**(13.1%)**	**(52.3%)**	**45.3%**	**$4,163**	**$3,310**	**4.4x**	**3.7x**	**4.4x**	**3.9x**	**4.3x**	**3.6x**	**4.3x**	**3.5x**
	$14.00	48.0%	35.8%	(11.5%)	(51.5%)	48.0%	$4,245	$3,392	4.5x	3.8x	4.5x	4.0x	4.4x	3.7x	4.4x	3.6x
	$15.00	58.6%	45.6%	(5.2%)	(48.0%)	58.6%	$4,573	$3,720	4.9x	4.2x	4.9x	4.4x	4.8x	4.1x	4.8x	3.9x
	$16.00	69.1%	55.3%	1.1%	(44.5%)	69.1%	$4,901	$4,047	5.3x	4.5x	5.4x	4.8x	5.2x	4.5x	5.2x	4.2x
	$17.00	79.7%	65.0%	7.4%	(41.1%)	79.7%	$5,229	$4,375	5.8x	4.9x	5.8x	5.2x	5.7x	4.8x	5.7x	4.6x
	$18.00	90.3%	74.7%	13.8%	(37.6%)	90.3%	$5,557	$4,703	6.2x	5.3x	6.2x	5.6x	6.1x	5.2x	6.1x	4.9x
	$19.00	100.8%	84.4%	20.1%	(34.1%)	100.8%	$5,885	$5,031	6.6x	5.6x	6.7x	6.0x	6.5x	5.5x	6.5x	5.3x
	$20.00	111.4%	94.1%	26.4%	(30.7%)	111.4%	$6,212	$5,359	7.1x	6.0x	7.1x	6.4x	6.9x	5.9x	6.9x	5.6x

Notes:
1. Market data as of 8/2/2019; average share prices based on trading days; high and low represent closing prices
2. Yoda capitalization from 10-Q filed 6/6/2019
3. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics

CONFIDENTIAL

VALUATION ANALYSIS 18

Benchmarking CY2019E & CY2020E Yoda – Revenue Metrics 1 Revenue $MM unless otherwise noted CY2019E Median: $1,005MM CY2020E Median: $1,081MM CY2019E Median: $12,770MM CY2020E Median: $13,379MM 47,020 43,932 17,628 16,699 13,076 12,820 13,682 12,719 8,584 8,894 3,699 3,382 Revenue Growth % CY2019E Median: 13.3% CY2020E Median: 12.3% CY2019E Median: 6.1% CY2020E Median: 6.3% 26% 24% 21% 22% 21% 20% 17% 13% 13% 13% 13% 12% 12% 12% 8% 8% 7% 6% 4% 4% 4% 2% (9%) Infrastructure Software Comparables Services Comparables CY2019E CY2020E Notes: 1. Market data as of 8/2/2019 (Source: Thomson Estimates) 2. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; projections represent non-GAAP metrics VALUATION ANALYSIS 19 CONFIDENTIAL 18% 17%18%18% 16%15% 12% 10% 5% 5%5% 1% 9% 11,022 10,044 3,131 2,264 2,743 257 300249 301 2,993 773 909773 955760 896753 8431,260 1,324751 838690 779 PRELIMINARY DRAFT

Benchmarking CY2019E & CY2020E Yoda – Gross Profit Metrics 1 Gross Profit $MM unless otherwise noted 14,607 13,553 CY2019E Median: $5,309MM CY2020E Median: $5,721MM 7,1037,170 6,796 6,318 4,301 4,647 2,580 2,533 1,2191,342 Gross Margin % CY2019E Median: 79.2% CY2020E Median: 79.6% CY2019E Median: 34.9% CY2020E Median: 35.1% 88% 88% 87% 87% 84% 84% 82% 82% 78% 76% 77% 77% 71% 72% 68% 65% 55% 55% 39% 38% 31% 36% 36% 34% 34% 30% 28% 31% Infrastructure Software Comparables Services Comparables CY2019E CY2020E Notes: 1. Market data as of 8/2/2019 (Source: Thomson Estimates) 2. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; projections represent non-GAAP metrics VALUATION ANALYSIS 20 CONFIDENTIAL 76%75% 72%71%70% 75%75% 70% CY2019E Median: $801MM CY2020E Median: $862MM 9,691 8,809 2,600 2,721 1,032 1,080645563 190 233166 205 1,910 2,309 560 726545 681542 673527 633570492 PRELIMINARY DRAFT

Benchmarking CY2019E & CY2020E Yoda – Valuation Multiples 1 AV / Revenue (x) CY2019E Median: 4.2x CY2019E Median: 2.3x CY2020E Median: 3.8x CY2020E Median: 2.1x 10.1x 8.8x 8.7x 7.3x 7.0x 6.3x 4.2x 4.3x 4.1x 3.7x 3.5x 3.5x 3.3x 3.3x 3.0x 2.8x 2.8x 2.6x 2.5x 2.3x 2.0x 1.9x 1.6x 1.5x 0.7x 0.7x Infrastructure Software Comparables Services Comparables CY2019E CY2020E Notes: 1. Market data as of 8/2/2019 (Source: Thomson Estimates) 2. Yoda street estimates based on Wall Street research as of 6/5/2019; projections represent non-GAAP metrics VALUATION ANALYSIS 21 CONFIDENTIAL 2.5x 2.1x 2.0x 1.8x PRELIMINARY DRAFT

Morgan Stanley

PRELIMINARY DRAFT

2 Yoda Discounted Equity Valuation Over Time – AV / Revenue

CY2021 - CY2023 Revenue Discounted at 10.6% Cost of Equity | Valuation Date: 8/19/2019

Financial Snapshot
$MM, except where noted

	FY22/CY21 Revenue				FY23/CY22 Revenue				FY24/CY23 Revenue			
	Street	Mgt. Low	Mgt. Base	Mgt. High	Street	Mgt. Low	Mgt. Base	Mgt. High	Street	Mgt. Low	Mgt. Base	Mgt. High
Revenue	$1,019	$936	$1,063	$1,171	$1,144	$1,028	$1,237	$1,418	$1,270	$1,116	$1,428	$1,694
% Growth	*13.7%*	*11.0%*	*17.0%*	*22.5%*	*12.3%*	*9.8%*	*16.4%*	*21.1%*	*11.0%*	*8.6%*	*15.5%*	*19.5%*
Illustrative Calculation												
Fwd. Revenue Mult.	4.5x	4.5x	4.5x	4.5x								
Future AV	4,584.2	4,212.6	4,783.1	5,267.7								
Less: Net Debt	(884.9)	(884.9)	(884.9)	(884.9)								
Future EV	5,469.1	5,097.4	5,667.9	6,152.6								
Future Share Price	$19.27	$17.96	$19.98	$21.68								
Present Share Price	**$16.66**	**$15.53**	**$17.27**	**$18.74**								

Discounted Equity Valuation - AV / Revenue
$MM, except where noted

Discounted at 10.6% Cost of Equity

1-Yr Forward Multiple	PV Share Price (FY22/CY21 Revenue)				PV Share Price (FY23/CY22 Revenue)				PV Share Price (FY24/CY23 Revenue)			
	Street	Mgt. Low	Mgt. Base	Mgt. High	Street	Mgt. Low	Mgt. Base	Mgt. High	Street	Mgt. Low	Mgt. Base	Mgt. High
1.5x	$7.35	$6.97	$7.55	$8.04	$7.34	$6.87	$7.71	$8.45	$7.26	$6.66	$8.00	$9.14
2.5x	$10.45	$9.82	$10.79	$11.61	$10.43	$9.64	$11.05	$12.27	$10.30	$9.33	$11.41	$13.19
3.5x	$13.56	$12.68	$14.03	$15.18	$13.51	$12.41	$14.39	$16.10	$13.34	$12.00	$14.83	$17.25
4.5x	$16.66	$15.53	$17.27	$18.74	$16.60	$15.19	$17.73	$19.92	$16.37	$14.67	$18.25	$21.30
5.5x	$19.76	$18.38	$20.50	$22.31	$19.69	$17.96	$21.06	$23.74	$19.41	$17.34	$21.67	$25.36
6.5x	$22.87	$21.23	$23.74	$25.87	$22.78	$20.73	$24.40	$27.57	$22.45	$20.01	$25.09	$29.41
7.5x	$25.97	$24.08	$26.98	$29.44	$25.87	$23.50	$27.74	$31.39	$25.49	$22.68	$28.50	$33.47

Notes:
1. Assumed cost of equity of 10.6%
2. CY2021 values discounted 1.4 years, CY2022 values discounted 2.4 years, CY2023 values discounted 3.4 years
3. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; Yoda management provided extrapolations used beyond FY22/CY21; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics
4. Yoda capitalization from 10-Q filed 6/6/2019

CONFIDENTIAL

VALUATION ANALYSIS 22

Yoda Discounted Cash Flow Valuation Street Case | Valuation Date: 8/19/2019 3 FY20/CY19 - FY29/CY28 Free Cash Flow Build $MM, except where noted Terminal Value FY20/CY19 FY21/CY20 FY22/CY21 FY23/CY22 FY24/CY23 FY25/CY24 FY26/CY25 FY27/CY26 FY28/CY27 FY29/CY28 FY20/CY19 - FY29/CY28 Discounted Cash Flow Valuation $MM, except where noted Notes: 1. Assumes valuation date of 8/19/2019; uses mid-year convention 2. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management-approved Morgan Stanley extrapolations used beyond FY22/CY21; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics 3. Yoda capitalization from 10-Q filed 6/6/2019 4. Federal net operating loss carryforwards of $55.7MM and tax credit carryforwards of $15.7MM per latest 10-K filed 3/29/2019 VALUATION ANALYSIS 23 CONFIDENTIAL Discount Rate 9.6% PGR 2.5% 3.0% 3.5% 10.6% 2.5% 3.0% 3.5% 11.6% 2.5% 3.0% 3.5% Present Value of: FY20/CY19 - FY29/CY28 Cash Flows 416 416 416 390 390 390 365 365 365 Undiscounted Terminal Value 3,085 3,336 3,629 2,703 2,896 3,116 2,405 2,558 2,730 PV of Terminal Value 1,360 1,471 1,599 1,098 1,177 1,266 902 959 1,023 Aggregate Value $1,776 $1,887 $2,016 $1,488 $1,567 $1,656 $1,267 $1,324 $1,388 Less: Net Debt (Current) (854) (854) (854) (854) (854) (854) (854) (854) (854) Plus: Present Value of NOLs & Tax Credits 44 44 44 42 42 42 40 40 40 Equity Value $2,674 $2,784 $2,913 $2,383 $2,462 $2,551 $2,160 $2,217 $2,281 Implied Share Price $9.21 $9.54 $9.94 $8.31 $8.56 $8.83 $7.53 $7.73 $7.95 % of Total Aggregate Value FY20/CY19 - FY29/CY28 Cash Flows 23% 22% 21% 26% 25% 24% 29% 28% 26% PV of Terminal Value 77% 78% 79% 74% 75% 76% 71% 72% 74% Revenue $760 $896 $1,019 $1,144 $1,270 $1,391 $1,505 $1,607 $1,694 $1,761 $1,761 % Growth 15.6% 17.9% 13.7% 12.3% 11.0% 9.6% 8.2% 6.8% 5.4% 4.0% EBITDA (30) 29 90 128 172 221 275 331 389 446 446 % Margin (3.9%) 3.2% 8.9% 11.2% 13.6% 15.9% 18.3% 20.6% 23.0% 25.3% 25.3% Less: Taxes 0 0 0 (5) (15) (27) (40) (55) (71) (87) (87) % Tax Rate 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% Less: SBC (84) (88) (89) (97) (105) (111) (117) (120) (123) (123) (123) % of Revenue (11.0%) (9.8%) (8.7%) (8.5%) (8.2%) (8.0%) (7.7%) (7.5%) (7.2%) (7.0%) (7.0%) Less: NWC 80 53 19 19 19 18 17 15 13 10 0 % in Revenue 78.4% 38.8% 15.2% 15.1% 15.1% 15.1% 15.1% 15.0% 15.0% 15.0% - Less: CapEx (11) (12) (14) (16) (17) (19) (20) (21) (22) (23) (23) % of Revenue 1.4% 1.4% 1.4% 1.4% 1.4% 1.3% 1.3% 1.3% 1.3% 1.3% 1.3% uFCF ($44) ($18) $6 $30 $54 $83 $115 $150 $186 $223 uFCF Margin (5.8%) (2.1%) 0.6% 2.6% 4.3% 6.0% 7.7% 9.3% 11.0% 12.7% $213 12.1% Street Forecast Management-Approved Extrapolations PRELIMINARY DRAFT

Yoda Discounted Cash Flow Valuation (cont’d) Management Low Case | Valuation Date: 8/19/2019 3 FY20/CY19 - FY29/CY28 Free Cash Flow Build $MM, except where noted Terminal Value FY20/CY19 FY21/CY20 FY22/CY21 FY23/CY22 FY24/CY23 FY25/CY24 FY26/CY25 FY27/CY26 FY28/CY27 FY29/CY28 FY20/CY19 - FY29/CY28 Discounted Cash Flow Valuation $MM, except where noted Notes: 1. Assumes valuation date of 8/19/2019; uses mid-year convention 2. Yoda management estimates as of 7/25/2019; Yoda management-approved Morgan Stanley extrapolations used beyond FY22/CY21; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics 3. Yoda capitalization from 10-Q filed 6/6/2019 4. Federal net operating loss carryforwards of $55.7MM and tax credit carryforwards of $15.7MM per latest 10-K filed 3/29/2019 VALUATION ANALYSIS 24 CONFIDENTIAL Discount Rate 9.6% PGR 2.5% 3.0% 3.5% 10.6% 2.5% 3.0% 3.5% 11.6% 2.5% 3.0% 3.5% Present Value of: FY20/CY19 - FY29/CY28 Cash Flows 167 167 167 150 150 150 135 135 135 Undiscounted Terminal Value 2,192 2,371 2,578 1,921 2,057 2,214 1,709 1,817 1,939 PV of Terminal Value 966 1,045 1,136 780 836 899 641 681 727 Aggregate Value $1,133 $1,212 $1,303 $931 $986 $1,050 $776 $816 $862 Less: Net Debt (Current) (854) (854) (854) (854) (854) (854) (854) (854) (854) Plus: Present Value of NOLs & Tax Credits 47 47 47 44 44 44 42 42 42 Equity Value $2,034 $2,113 $2,204 $1,829 $1,884 $1,948 $1,671 $1,712 $1,757 Implied Share Price $7.09 $7.37 $7.68 $6.38 $6.57 $6.79 $5.83 $5.97 $6.13 % of Total Aggregate Value FY20/CY19 - FY29/CY28 Cash Flows 15% 14% 13% 16% 15% 14% 17% 17% 16% PV of Terminal Value 85% 86% 87% 84% 85% 86% 83% 83% 84% Revenue $753 $843 $936 $1,028 $1,116 $1,198 $1,272 $1,334 $1,384 $1,418 $1,418 % Growth 14.5% 12.0% 11.0% 9.8% 8.6% 7.4% 6.1% 4.9% 3.7% 2.5% EBITDA (42) 2 47 79 116 157 200 246 292 338 338 % Margin (5.5%) 0.2% 5.0% 7.7% 10.4% 13.1% 15.8% 18.4% 21.1% 23.8% 23.8% Less: Taxes 0 0 0 0 (2) (12) (24) (36) (49) (61) (61) % Tax Rate 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% Less: SBC (83) (83) (82) (87) (92) (96) (98) (100) (100) (99) (99) % of Revenue (11.0%) (9.8%) (8.7%) (8.5%) (8.2%) (8.0%) (7.7%) (7.5%) (7.2%) (7.0%) (7.0%) Less: NWC 75 35 14 16 17 18 17 16 14 10 0 % in Revenue 78.4% 38.8% 15.2% 17.3% 19.4% 21.5% 23.6% 25.8% 27.9% 30.0% - Less: CapEx (11) (12) (13) (15) (17) (19) (21) (22) (24) (26) (26) % of Revenue 1.4% 1.4% 1.4% 1.4% 1.5% 1.6% 1.6% 1.7% 1.7% 1.8% 1.8% uFCF ($60) ($57) ($34) ($7) $22 $47 $75 $104 $133 $162 uFCF Margin (8.0%) (6.8%) (3.6%) (0.7%) 2.0% 4.0% 5.9% 7.8% 9.6% 11.4% $151 10.7% Mgt. Low Case Management-Provided Extrapolations PRELIMINARY DRAFT

Yoda Discounted Cash Flow Valuation (cont’d) Management Base Case | Valuation Date: 8/19/2019 3 FY20/CY19 - FY29/CY28 Free Cash Flow Build $MM, except where noted Terminal Value FY20/CY19 FY21/CY20 FY22/CY21 FY23/CY22 FY24/CY23 FY25/CY24 FY26/CY25 FY27/CY26 FY28/CY27 FY29/CY28 FY20/CY19 - FY29/CY28 Discounted Cash Flow Valuation $MM, except where noted Notes: 1. Assumes valuation date of 8/19/2019; uses mid-year convention 2. Yoda management provided estimates as of 7/25/2019; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics 3. Yoda capitalization from 10-Q filed 6/6/2019 4. Federal net operating loss carryforwards of $55.7MM and tax credit carryforwards of $15.7MM per latest 10-K filed 3/29/2019 VALUATION ANALYSIS 25 CONFIDENTIAL Discount Rate 9.6% PGR 2.5% 3.0% 3.5% 10.6% 2.5% 3.0% 3.5% 11.6% 2.5% 3.0% 3.5% Present Value of: FY20/CY19 - FY29/CY28 Cash Flows 745 745 745 698 698 698 654 654 654 Undiscounted Terminal Value 4,000 4,326 4,705 3,505 3,754 4,039 3,118 3,316 3,539 PV of Terminal Value 1,763 1,907 2,074 1,424 1,525 1,641 1,169 1,243 1,326 Aggregate Value $2,508 $2,651 $2,818 $2,122 $2,223 $2,339 $1,823 $1,897 $1,981 Less: Net Debt (Current) (854) (854) (854) (854) (854) (854) (854) (854) (854) Plus: Present Value of NOLs & Tax Credits 51 51 51 48 48 48 46 46 46 Equity Value $3,412 $3,556 $3,723 $3,024 $3,125 $3,241 $2,723 $2,797 $2,881 Implied Share Price $11.46 $11.90 $12.41 $10.27 $10.58 $10.94 $9.36 $9.58 $9.84 % of Total Aggregate Value FY20/CY19 - FY29/CY28 Cash Flows 30% 28% 26% 33% 31% 30% 36% 34% 33% PV of Terminal Value 70% 72% 74% 67% 69% 70% 64% 66% 67% Revenue $773 $909 $1,063 $1,237 $1,428 $1,632 $1,837 $2,031 $2,195 $2,315 $2,315 % Growth 17.6% 17.5% 17.0% 16.4% 15.5% 14.3% 12.5% 10.6% 8.1% 5.5% EBITDA (23) 12 76 140 222 312 404 489 560 592 592 % Margin (3.0%) 1.3% 7.1% 11.3% 15.6% 19.1% 22.0% 24.1% 25.5% 25.6% 25.6% Less: Taxes 0 0 0 (4) (23) (44) (66) (87) (104) (112) (112) % Tax Rate 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% Less: SBC (85) (89) (93) (105) (118) (130) (142) (152) (159) (162) (162) % of Revenue (11.0%) (9.8%) (8.7%) (8.5%) (8.2%) (8.0%) (7.7%) (7.5%) (7.2%) (7.0%) (7.0%) Less: NWC 50 43 47 52 57 61 64 65 65 63 0 % in Revenue 43.2% 31.8% 30.4% 29.9% 29.8% 29.9% 31.3% 33.5% 39.7% 52.3% - Less: CapEx (16) (16) (20) (22) (26) (30) (34) (37) (40) (42) (42) % of Revenue 2.1% 1.8% 1.9% 1.8% 1.8% 1.8% 1.9% 1.8% 1.8% 1.8% 1.8% uFCF ($74) ($50) $10 $61 $113 $169 $226 $278 $321 $339 uFCF Margin (9.6%) (5.5%) 0.9% 4.9% 7.9% 10.3% 12.3% 13.7% 14.6% 14.6% $276 11.9% Mgt. Base Case Management-Provided Extrapolations PRELIMINARY DRAFT

Yoda Discounted Cash Flow Valuation (cont’d) Management High Case | Valuation Date: 8/19/2019 3 FY20/CY19 - FY29/CY28 Free Cash Flow Build $MM, except where noted Terminal Value FY20/CY19 FY21/CY20 FY22/CY21 FY23/CY22 FY24/CY23 FY25/CY24 FY26/CY25 FY27/CY26 FY28/CY27 FY29/CY28 FY20/CY19 - FY29/CY28 Discounted Cash Flow Valuation $MM, except where noted Notes: 1. Assumes valuation date of 8/19/2019; uses mid-year convention 2. Yoda management provided estimates as of 7/25/2019; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics 3. Yoda capitalization from 10-Q filed 6/6/2019 4. Federal net operating loss carryforwards of $55.7MM and tax credit carryforwards of $15.7MM per latest 10-K filed 3/29/2019 VALUATION ANALYSIS 26 CONFIDENTIAL Discount Rate 9.6% PGR 2.5% 3.0% 3.5% 10.6% 2.5% 3.0% 3.5% 11.6% 2.5% 3.0% 3.5% Present Value of: FY20/CY19 - FY29/CY28 Cash Flows 1,236 1,236 1,236 1,165 1,165 1,165 1,098 1,098 1,098 Undiscounted Terminal Value 6,179 6,681 7,266 5,413 5,799 6,239 4,817 5,122 5,466 PV of Terminal Value 2,723 2,945 3,203 2,199 2,356 2,535 1,805 1,920 2,049 Aggregate Value $3,960 $4,181 $4,439 $3,364 $3,521 $3,699 $2,903 $3,018 $3,147 Less: Net Debt (Current) (854) (854) (854) (854) (854) (854) (854) (854) (854) Plus: Present Value of NOLs & Tax Credits 47 47 47 45 45 45 44 44 44 Equity Value $4,860 $5,082 $5,340 $4,263 $4,419 $4,598 $3,800 $3,915 $4,044 Implied Share Price $15.88 $16.55 $17.34 $14.05 $14.53 $15.08 $12.64 $12.99 $13.39 % of Total Aggregate Value FY20/CY19 - FY29/CY28 Cash Flows 31% 30% 28% 35% 33% 31% 38% 36% 35% PV of Terminal Value 69% 70% 72% 65% 67% 69% 62% 64% 65% Revenue $773 $955 $1,171 $1,418 $1,694 $1,986 $2,296 $2,620 $2,962 $3,311 $3,311 % Growth 17.6% 23.6% 22.5% 21.1% 19.5% 17.2% 15.6% 14.1% 13.1% 11.8% EBITDA (23) 34 125 203 305 419 533 661 791 891 891 % Margin (3.0%) 3.6% 10.7% 14.3% 18.0% 21.1% 23.2% 25.2% 26.7% 26.9% 26.9% Less: Taxes 0 0 (0) (17) (39) (65) (91) (120) (151) (173) (173) % Tax Rate 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% Less: SBC (85) (93) (102) (120) (140) (159) (178) (196) (215) (232) (232) % of Revenue (11.0%) (9.8%) (8.7%) (8.5%) (8.2%) (8.0%) (7.7%) (7.5%) (7.2%) (7.0%) (7.0%) Less: NWC 67 52 61 70 80 88 96 104 110 114 0 % in Revenue 57.9% 28.5% 28.3% 28.3% 28.9% 30.2% 31.0% 32.1% 32.1% 32.7% - Less: CapEx (16) (16) (22) (25) (31) (36) (42) (48) (54) (60) (60) % of Revenue 2.1% 1.7% 1.9% 1.8% 1.8% 1.8% 1.8% 1.8% 1.8% 1.8% 1.8% uFCF ($57) ($23) $61 $111 $176 $247 $319 $400 $481 $540 uFCF Margin (7.4%) (2.4%) 5.2% 7.8% 10.4% 12.4% 13.9% 15.3% 16.2% 16.3% $426 12.9% Mgt. High Case Management-Provided Extrapolations PRELIMINARY DRAFT

Precedent Software Transactions – Operational Benchmarking Selected Transactions 2013 to Present; >$1Bn Aggregate Value 4 NTM Revenue Growth + NTM EBITDA Margin (%) 46% 45% 41% 39% 39% 38% 38% 37% 31% 31% 31% 30% 29% 29% 28% 28% 27% 20% 0% (2%) (8%) NTM EBITDA Margin % Notes: 1. Based on street estimates for target companies at time of transaction 2. Yoda street estimates based on Wall Street research as of 6/5/2019; projections represent non-GAAP metrics NTM Revenue Growth % VALUATION ANALYSIS 27 CONFIDENTIAL 40% 39% 42% 36% 40% 27% 37% 35% 30% 24% 16% 24% 35% 9% 32% 18% 24% 28% 39% 26% 22% 14%14%13%14% 9% 3%4%3% 28% 12% 8% 16% 12% 2% 25% 25% 11% 21%21% 21% 6% 21% 16% 14% 18% 16% 16% 15% 14% 13% 7% 6% 6% 6% 3% 3% PRELIMINARY DRAFT

Precedent Software Transactions – Operational Selected Transactions 2013 to Present; >$1Bn Aggregate Value Target NTM Revenue Growth (%) 40% MuleSoft / Salesforce: 15.7x Benchmarking 4 R² = 0.6113 35% 30% Demandware / Salesforce: 9.1x ExactTarget / Salesforce: 6.5x 25% Concur / SAP: 9.9x NetSuite / Oracle: 8.4x RightNow / Oracle: 6.1x 20% Responsys / Oracle: 6.3x AVG Technologies / Avast: 3.0x Yoda Cvent / Vista: 6.5x ate Software / H&F et al.: 8.0x Red Hat / IBM: 9.4x Apptio / Vista: 7.0x Qlik / Thoma Bravo: 3.5x 15% Ariba / SAP: 7.4x Quest Software / Dell: 2.5x Informatica / Permira: 4.3x Callidus / SAP: 8.3x 10% Solera / Vista: 4.6x 5% BMC Software / Bain Capital: 3.0x Riverbed / Thoma Bravo: 3.2x 0% TIBCO / Vista: 3.9x Advent Software / SS&C: 6.4x -5% -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% Target NTM EBITDA Margin (%) > 25% NTM Rev. Growth + EBITDA Margin < 25% NTM Rev. Growth + EBITDA Margin Notes: 1. Based on street estimates for target companies at time of transaction 2. Yoda street estimates based on Wall Street research as of 6/5/2019; projections represent non-GAAP metrics VALUATION ANALYSIS 28 CONFIDENTIAL Infoblox / Vista: 3.6x Ellie Mae / Thoma Bravo: 6.7x CA / Broadcom: 4.3x Ultim PRELIMINARY DRAFT

Precedent Software Transactions – Valuation Benchmarking 4 Selected Transactions 2013 to Present; >$1Bn Aggregate Value, <20% NTM Revenue Growth AV / NTM Revenue (x) Summary Statistics Max 9.4x 9.4x Top Quartile 7.2x Median 6.1x Bottom Quartile 3.6x Min 2.5x 8.3x 8.0x 7.8x 7.4x 7.0x 6.7x 6.5x 6.4x 6.3x 6.1x 4.6x 4.3x 4.3x 3.9x 3.6x 3.5x 3.2x 3.0x 3.0x 2.5x > 25% NTM Rev. Growth + EBITDA Margin < 25% NTM Rev. Growth + EBITDA Margin Notes: 1. Based on public filings and Wall Street Research reports for target companies at time of transaction 2. Yoda street estimates based on Wall Street research as of 6/5/2019; projections represent non-GAAP metrics VALUATION ANALYSIS 29 CONFIDENTIAL Wookiee Offer $13.75 Implied 4.0x NTM Rev. Mult.(2) PRELIMINARY DRAFT

Precedent Premiums Paid Premium to 30-Day Average Price(1)(2) Grid R 56% 1st Quartile Median 2nd Quartile Median Overall Median 3rd Quartile Median 4th Quartile Median Notes: 1. 30-day average prices represent trading days 2. Includes selected tech transactions in all verticals since 2013 VALUATION ANALYSIS 30 CONFIDENTIAL 44% 38% 30% 18% Wookiee Offer $13.75 Implied 45% Premium PRELIMINARY DRAFT

Morgan Stanley

PRELIMINARY DRAFT

Yoda Selected Analyst Perspectives

Yoda Analyst Financial Spread[1]

$MM, except where noted

Sorted by: ↓ (CY2020E Revenue)

Broker	Date of Report	Rating	Target Price	% Prem. (Disc) to Current	Revenue CY2019E	Revenue CY2020E	Revenue CY2021E	EBITDA CY2019E	EBITDA CY2020E	EBITDA CY2021E	EPS CY2019E	EPS CY2020E	EPS CY2021E
Citi	06/05/19	Hold	$14.00	33.5%	$778	$947	$1,100	($26)	$35	$95	($0.10)	$0.11	$0.30
Morgan Stanley	06/05/19	Buy	$18.00	71.6%	$761	$915	$1,074	($33)	$42	$123	($0.15)	$0.10	$0.33
UBS	06/05/19	Hold	$15.00	43.0%	$766	$901	$1,092	($28)	$50	$129	($0.13)	$0.14	$0.38
Needham & Company	06/05/19	Buy	$21.00	100.2%	$762	$900	N.A.	N.A.	N.A.	N.A.	($0.12)	$0.05	N.A.
William Blair	06/05/19	Strong Buy	N.A.	N.A.	$761	$898	N.A.	N.A.	N.A.	N.A.	($0.17)	($0.04)	N.A.
RBC Capital Markets	06/05/19	Buy	$18.00	71.6%	$757	$897	N.A.	N.A.	N.A.	N.A.	($0.15)	$0.09	N.A.
Goldman Sachs	06/10/19	Hold	$14.00	33.5%	$763	$896	$1,054	($30)	$3	$29	($0.15)	($0.04)	$0.03
Barclays	06/05/19	Hold	$15.00	43.0%	$760	$896	$1,019	($30)	$29	$90	($0.15)	$0.05	$0.27
KeyBanc	06/12/19	Buy	$21.00	100.2%	$763	$883	N.A.	N.A.	N.A.	N.A.	($0.14)	($0.01)	N.A.
Wedbush	06/05/19	Hold	$15.00	43.0%	$757	$878	N.A.	N.A.	N.A.	N.A.	($0.15)	($0.04)	N.A.
Credit Suisse	06/05/19	Buy	$20.00	90.7%	$756	$868	N.A.	$7	$60	N.A.	($0.14)	$0.06	N.A.
Bank of America	06/25/19	Underperform	$12.00	14.4%	$762	$850	$1,027	($13)	$41	$51	($0.16)	$0.02	$0.04
Mean			**$16.64**	**59%**	**$762**	**$894**	**$1,061**	**($22)**	**$37**	**$86**	**($0.14)**	**$0.04**	**$0.22**
Median			**$15.00**	**43%**	**$761**	**$896**	**$1,064**	**($28)**	**$41**	**$93**	**($0.15)**	**$0.05**	**$0.28**
Max			**$21.00**	**100%**	**$778**	**$947**	**$1,100**	**$7**	**$60**	**$129**	**($0.10)**	**$0.14**	**$0.38**
Min			**$12.00**	**14%**	**$756**	**$850**	**$1,019**	**($33)**	**$3**	**$29**	**($0.17)**	**($0.04)**	**$0.03**

Broker used as proxy for street case

Valuation Methodologies


P / FCF
11%
SOTP
11%
DCF
33%
AV / Rev
45%

Analyst Ratings


Sell
11%
Buy
22%
Hold
67%

Notes:
1. Market data and analyst price targets as of 8/2/2019 (Source: Capital IQ)

CONFIDENTIAL

VALUATION ANALYSIS 31

APPENDIX A Supplemental Materials 32 CONFIDENTIAL PRELIMINARY DRAFT

Yoda WACC Analysis • Based on Morgan Stanley standard WACC methodology guidelines Weighted Average Cost of Capital Calculation(1)(2) WACC Calculation Yoda Beta Since IPO(3) 1.80 1.60 1.40 1.20 1.00 0.80 0.60 E D Capital (WACC) Apr-18 Aug-18 Dec-18 Apr-19 Predicted Beta Notes: 1. Market data as of 8/2/2019 2. Yoda capitalization from 10-Q filed 6/6/2019 3. Yoda Barra predicted beta as of 8/2/2019 SUPPLEMENTAL MATERIALS 33 CONFIDENTIAL Assumption Notes Base Low High Market Risk Premium (MRP) Morgan Stanley Estimated Market Risk Premium 6.0% 6.0% 6.0% Risk Free Rate (Rf) Spot Rate 10-year U.S. Treasury as of 8/2/2019 1.9% 1.9% 1.9% Predicted Beta U.S. Predicted Beta per Barra 1.45 1.45 1.45 Sensitivity Adjustment +/-1.0% from base (1.0%) 1.0% Calculated using the Capital Asset Pricing Cost of Equity (KE) Model 10.6% 9.6% 11.6% Pre-tax Cost of Debt (KD) N.A. N.A. N.A. Debt / Total Capitalization 0.0% 0.0% 0.0% Weighted Average Cost of K * E/(D+E) + K * (1-t) * D/(D+E) 10.6% 9.6% 11.6% PRELIMINARY DRAFT

Yoda Capitalization Summary Capitalization Summary $MM, except where noted Current Price Wookiee Offer Basic Shares Outstanding ('000's) 271,913 271,913 Outstanding ('000's) Weighted Avg. Exercise Price Weighted Avg. Exercise Price Stock-Based Awards Options Restricted Stock Units 41,035 14,906 $8.40 $0.00 $8.40 $0.00 Fully-Diluted Shares Outstanding ('000's) 291,417 302,785 Plus: Debt Plus: Minority Interest Less: Cash & Equivalents 0.0 0.7 (854.2) 0.0 0.7 (854.2) Notes: 1. Market data and public filings as of 8/2/2019 2. Yoda capitalization from 10-Q filed 6/6/2019 SUPPLEMENTAL MATERIALS 34 CONFIDENTIAL Fully-Diluted Aggregate Value$1,903.3$3,309.8 Fully-Diluted Equity Value$2,756.8$4,163.3 Share Price$9.46$13.75 PRELIMINARY DRAFT

Dell Corporate Structure(1) Public Shareholders Michael Dell Public Shareholders 56.8% 19.1% 24.1% 13.6% 86.4% 100.0% 100% 100.0% Core Dell / EMC Assets 80.6% 45.1% (Common B Shares) Wookiee Public Stockholders 19.4% 15.1% (Common B Shares) Yoda Public Shareholders 39.8% (Common A Shares) Notes: 1. Capitalization detail from company-provided cap table and latest public filings as of 8/2/2019 SUPPLEMENTAL MATERIALS 35 CONFIDENTIAL Yoda Wookiee PRELIMINARY DRAFT

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